Exhibit 5.1

April 2, 2013

Cache, Inc.

1440 Broadway

New York, New York 10018

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Cache, Inc., a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering by the Company from time to time on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) transferable subscription rights (the “Rights”) to purchase up to 4,848,484 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, and (ii) 4,848,484 shares of Common Stock (the “Common Shares,” and, together with the Rights, collectively, the “Securities”) issuable upon exercise of the Rights, in each case, as described in the prospectus (the “Prospectus”) forming a part of the Registration Statement.  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, (i) the Registration Statement; (ii) that certain Investment Agreement, dated as of February 5, 2013, among the Company, MFP Partners, L.P., a Delaware limited partnership, Mill Road Capital, L.P., a Delaware limited partnership, and Jay Margolis, an individual resident of the State of New York, as modified and/or amended (the “Investment Agreement”); (iii) the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”); (iv) the Company’s By-Laws, as amended (the “By-Laws”); (v) the Company’s form of stock certificate, which is used by the Company for the issuance of shares of its Common Stock; (vi) the Company’s form of subscription rights certificate, which will be used by the Company to evidence the Rights; and (vii) certain resolutions of the Board of Directors of the Company authorizing the registration and issuance of the Securities and other related matters.  In examining all such documents, we have assumed, without inquiry, (a) the due authorization, execution, authentication and delivery by all persons of the Registration Statement, the Investment Agreement and each of the respective additional documents related thereto (whether such due authorization, execution, authentication and delivery has occurred or will occur in the future), (b) the genuineness of all signatures, (c) the legal capacity of all natural persons, (d) the authenticity of all documents submitted to us, and (e) the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In rendering the opinions expressed below, we have obtained and relied upon such certificates and assurances from public officials and certain officers of the Company as we have deemed necessary, and have relied as to factual matters on the statements, implications, agreements, covenants, representations and/or warranties made by the Company in the Prospectus, the Investment Agreement and said certificates and attachments thereto.  As to any factual matter relevant to the opinions expressed herein, we have relied solely upon the certificates and documents described above, and have made no independent investigation or verification of any such factual matters.

We have investigated such questions of law for the purposes of rendering this opinion letter as we have deemed necessary.  The opinions rendered herein are limited to the laws of the State of Florida and the State of New York, excluding the securities laws of such States.  We express no opinion as to any federal law (including, without limitation, the federal securities laws) of the United States or as to the laws of any other jurisdiction.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

1.                                      When (i) the issuance of the Common Shares has been duly authorized and approved by all necessary action of the stockholders of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company (including the Articles of Incorporation and the By-Laws) and so as to comply with any requirement or restriction imposed by any court or governmental, regulatory or self-regulatory body having jurisdiction over the Company, and (ii) the Common Shares have been duly issued, delivered, sold and paid for as contemplated by the Registration Statement and the Prospectus and in accordance with the Investment Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

2.                                      When (i) the issuance of the Rights has been duly authorized and approved by all necessary action of the stockholders of the Company, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company (including the Articles of Incorporation and the By-Laws) and so as to comply with any requirement or restriction imposed by any court or governmental, regulatory or self-regulatory body having jurisdiction over the Company, and (ii) any certificates evidencing the Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and the Prospectus and in accordance with the Investment Agreement (collectively, the “Conditions Precedent”), the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company under the laws of the State of Florida and the State of New York.  Our opinion concerning the validity, binding effect and enforceability of the Rights means that, upon satisfaction of the Conditions Precedent, (a) the Rights will constitute effective contracts under New York law, (b) the Rights will not be invalid in their entirety because of a specific statutory prohibition or public policy and will not be subject in their entirety to a contractual defense, and (c) subject to the last sentence of this paragraph, some remedy will be available if the Company is in material default of its obligations under the Rights.  This opinion does not mean that (I) any particular remedy is available upon a material default, or (II) every term and provision of the Rights will be upheld or enforced in any or each circumstance by a court.  Furthermore, the validity, binding effect and enforceability of the Rights may be limited or otherwise affected by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally, (B) the unavailability, or limitation on the availability, of a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith and (C) the discretion of the court before which any proceeding for enforcement may be brought.

In rendering the foregoing opinions, we are not passing upon, and we assume no responsibility for, any disclosure in the Registration Statement or the Prospectus or other offering material (including, without limitation, any information incorporated by reference into the Prospectus) regarding the Company or the Securities or their offering, sale and/or issuance.

The opinions set forth herein are made as of the date hereof, and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The foregoing opinions are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

This opinion letter is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bilzin Sumberg Baena Price & Axelrod LLP